UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011

The Advisory Board Company
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW
Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (202) 266-5600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On September 13, 2011, the stockholders of The Advisory Board Company (the “Company”) voted at the Company’s 2011 annual meeting of stockholders to approve an amendment to The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan (the “Incentive Plan”) which increased the total number of shares of the Company’s common stock originally authorized for issuance under the Incentive Plan by 1,250,000 shares from 1,055,000 shares to a total of 2,305,000 shares. The Incentive Plan provides for the grant of stock options, restricted stock, stock units, stock appreciation rights, performance awards and other stock-based and cash-based awards to officers and other employees of the Company and its subsidiaries, as well as to certain directors and service providers. The Board of Directors of the Company approved the foregoing amendment on July 26, 2011.
     A copy of the Incentive Plan, including Section 5(a) as amended by the amendment described above, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02.
Item 5.07 Submission of Matters to a Vote of Security Holders
     (a) The Company held its 2011 annual meeting of stockholders on September 13, 2011. At the 2011 annual meeting, the Company’s stockholders voted on five proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2011 annual meeting filed with the Securities and Exchange Commission on July 28, 2011.
     (b) The final voting results with respect to each proposal voted upon at the 2011 annual meeting are set forth below.
Proposal 1
     The Company’s stockholders elected by a plurality of the votes cast each of the eight nominees named in the proxy statement to the Board of Directors for a one-year term expiring at the Company’s 2012 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal, as set forth below:

			Broker
	For	Withheld	Non-Votes
Sanju K. Bansal	14,806,106	260,200	431,885
Peter J. Grua	14,940,644	125,662	431,885
Kelt Kindick	14,940,644	125,662	431,885
Robert W. Musslewhite	15,054,750	11,556	431,885
Mark R. Neaman	15,054,750	11,556	431,885
Leon D. Shapiro	14,940,444	125,862	431,885
Frank J. Williams	14,580,720	485,586	431,885
LeAnne M. Zumwalt	15,054,050	12,256	431,885
     There were no abstentions in the election of directors.
Proposal 2
     The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2012, as set forth below:

For	Against	Abstentions
14,976,420	521,512	259
     There were no broker non-votes with respect to this proposal.

Proposal 3
     The Company’s stockholders approved an amendment to The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan, as set forth below:

			Broker
For	Against	Abstentions	Non-Votes
11,134,383	3,931,042	881	431,885
Proposal 4
     The Company’s stockholders approved, by a non-binding, advisory vote, the Company’s named executive officer compensation as described in the proxy statement for the 2011 annual meeting, as set forth below:

			Broker
For	Against	Abstentions	Non-Votes
14,800,006	265,791	509	431,885
Proposal 5
     By a non-binding, advisory vote, the Company’s stockholders designated every “1 Year” as the frequency with which the Company should hold a non-binding, advisory vote to approve the Company’s named executive officer compensation, as set forth below:

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
14,091,713	5,819	967,572	1,202	431,885
     (d) In light of the stockholder vote at the 2011 annual meeting on proposal 5 as reported above, the Company’s Board of Directors has determined that the Company will include a non-binding, advisory vote in its proxy materials to approve the Company’s compensation of its named executive officers as disclosed in such proxy materials (a “say-on-pay vote”) every 1 year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following document is filed as an exhibit to this report:

Exhibit
Number	Description of Exhibit
10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Appendix A to the Definitive Proxy Statement of the Advisory Board Company filed with the Securities and Exchange Commission on July 28, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company
Date: September 15, 2011	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

Exhibit
Number	Description of Exhibit
10.1	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Appendix A to the Definitive Proxy Statement of the Advisory Board Company filed with the Securities and Exchange Commission on July 28, 2011.